UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	March 22, 2005

Johnson Outdoors Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16255	39-1536083
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

(262) 631-6600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

        On March 22, 2005, Johnson Outdoors Inc. (the “Company”) held a special shareholders meeting to approve that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 28, 2004, by and between the Company and JO Acquisition Corp. Under the terms of the merger contemplated by the Merger Agreement, public shareholders of the Company would have received $20.10 per share in cash, and the members of the Johnson family would have acquired 100% ownership of the Company. Approval of the Merger Agreement required, among other required votes, the affirmative vote of 66 2/3% of the votes entitled to be cast at the special meeting by shareholders other than members of the Johnson family and their affiliates or associates (the “supermajority vote”). The Company issued a press release on March 22, 2005 announcing that the Company had not obtained the supermajority vote necessary to approve the Merger Agreement. A copy of such press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01.     Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is being filed herewith:

(99)	Press Release, dated March 22, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON OUTDOORS INC.
Date: March 23, 2005	By: /s/ Paul A. Lehmann
Paul A. Lehmann
Vice President and Chief Financial Officer

JOHNSON OUTDOORS INC.
FORM 8-K
EXHIBIT INDEX

Exhibit
Number                             Description

99	Press Release Dated March 22, 2005.